    As filed with the Securities and Exchange Commission on August 22, 2000
                                                             File No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________
                                SMTC Corporation
             (Exact name of registrant as specified in its charter)

              Delaware                                    98-0197680
    (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)               Identification Number)

                                 635 Hood Road
                               Markham, Ontario,
                                 Canada L3R 4N6
                                 (905) 479-1810
          (Address of principal executive offices, including zip code)

SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive
                                      Plan

          Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan
                           (Full titles of the plans)
                            _______________________

                                  Paul Walker
                                   President
                                SMTC Corporation
                                 635 Hood Road
                        Markham, Ontario, Canada L3R 4N6
                                 (905) 479-1810
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
                              ____________________

                        CALCULATION OF REGISTRATION FEE

Title Of Securities       Amount          Proposed Maximum      Proposed Maximum        Amount Of
     To Be                To Be          Offering Price Per     Aggregate Offering     Registration
   Registered           Registered          Share/(1)/             Price/(2)/              Fee
-------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $0.01          2,213,499 shares       $5.36-$19.59          $36,134,558.87         $9,539.52
========================================================================================================

(1) The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 2,213,499 shares to be registered hereunder, 423,710 are subject to options at an exercise price of $5.36 per share, 62,737 are subject to options at an exercise price of $9.07 per share, and 150,000 are subject to options at an exercise price of $16.00 per share. The offering price for the remaining 1,577,052 shares not subject to options on the date hereof of $19.59 per share has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of SMTC Corporation Common Stock, par value $0.01 per share, reported on the Nasdaq National Market on August 15, 2000.

(2) The maximum aggregate offering price consists of $2,271,085.60 payable in respect of 423,710 shares subject to options at an exercise price of $5.36 per share, $569,024.59 payable in respect of 62,737 shares subject to options at an exercise price of $9.07 per share, and $2,400,000.00 payable in respect of 150,000 shares subject to options at an exercise price of $16.00 per share, plus $30,894,448.68 payable in respect of 1,577,052 shares not subject to options on the date hereof.
================================================================================

                            Exhibit Index on page 9;
                               Page 1 of 9 pages.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of SMTC Corporation (the "Registrant"), and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The Registrant hereby incorporates the following documents herein by reference:

     (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act, as filed with the Securities and Exchange Commission (the "Commission") on August 3, 2000.

     (b)  Not applicable.

     (c) Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-31051) and all amendments or reports filed for the purpose of updating such description.

     All other reports and other documents filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering shall be incorporated by reference into this Registration Statement and shall be deemed to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
        -------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     The validity of the shares of common stock registered in this Registration Statement will be passed upon for the Registrant by Ropes & Gray, Boston, Massachusetts. Some partners of Ropes & Gray are members of RGIP LLC, which owned 27,971 shares of common stock as of the date hereof. RGIP is also an investor in some of the investment funds affiliated with Bain Capital, Inc., and some of these funds are stockholders of the Registrant.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as amended (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under DGCL as in effect at the time such liability is determined. The Registrant's Amended and Restated Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers to the extent permitted by the DGCL.

     The Registrant has obtained an insurance policy that insures its directors and officers against certain liabilities.

Item 7. Exemption From Registration Claimed.
        -----------------------------------

     Not applicable.

Item 8. Exhibits.
        --------

     The following exhibits are filed as part of the Registration Statement:

Exhibit
-------

4.1  Stockholders Agreement dated July 27, 2000.

4.2 SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.19 of the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33208).

4.3 Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33208).

5.1  Opinion of Ropes & Gray.

23.1 Consent of KPMG LLP, Toronto, Ontario, Canada.

23.2 Consent of Arthur Andersen LLP.

23.3 Consent of PricewaterhouseCoopers LLP.

23.4 Consent of Canby, Maloney & Co., Inc.

23.5 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.6 Consent of KPMG LLP, Milwaukee, Wisconsin.

24.1 Power of Attorney (included on the signature page of this Registration Statement under the caption "Power of Attorney").

Item 9. Undertakings.
        ------------

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of Ontario, on this 22nd day of August, 2000.

                          SMTC CORPORATION


                          By:  /s/ Paul Walker
                             ---------------------
                              Paul Walker
                              President, Chief Executive Officer and Director


                               POWER OF ATTORNEY
                               -----------------

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Paul Walker and Richard Smith, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


Signature                  Capacity in Which Signed               Date
---------                  ------------------------               ----
 /s/ Paul Walker           President, Chief Executive          August 22, 2000
------------------------   Officer and Director
Paul Walker


 /s/ Richard Smith         Vice President, Finance &           August 22, 2000
------------------------   Administration (Principal
Richard Smith              Financial and Accounting Officer)


 /s/ Edward Johnson        Executive Vice President,           August 22, 2000
------------------------   Business Development and
Edward Johnson             Director


 /s/ Gary Walker           Vice President and General          August 22, 2000
------------------------   Manager, San Jose and Director
Gary Walker

------------------------   Director                            August __, 2000
David Dominik

------------------------   Director                            August __, 2000
Prescott Ashe

------------------------   Director                            August __, 2000
Ian Loring


 /s/ Stephen Adamson
------------------------   Director                            August 22, 2000
Stephen Adamson


------------------------   Director                            August __, 2000
Mark Benham


 /s/ Michael Griffiths
------------------------   Director                            August 22, 2000
Michael Griffiths


 /s/ Anthony Sigel
------------------------   Director                            August 22, 2000
Anthony Sigel

                                EXHIBIT INDEX

Exhibit
Number          Title of Exhibit
-------         ----------------
 4.1            Stockholders Agreement dated July 27, 2000.

 4.2            SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000
                Equity Incentive Plan (incorporated by reference to Exhibit
                10.19 of the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33208).

 4.3            Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Registration
                Statement on Form S-1, as amended, File No. 333-33208).

 5.1            Opinion of Ropes & Gray.

23.1            Consent of KPMG LLP, Toronto, Ontario, Canada.

23.2            Consent of Arthur Andersen LLP.

23.3            Consent of PricewaterhouseCoopers LLP.

23.4            Consent of Canby, Maloney & Co., Inc.

23.5 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.6            Consent of KPMG LLP, Milwaukee, Wisconsin.

24.1 Power of Attorney (included on the signature page of this Registration Statement under the caption "Power of Attorney").
